Exhibit 4.2

EXECUTION VERSION

APPLEBEE’S FUNDING LLC and

IHOP FUNDING LLC,

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Series 2022-1 Securities Intermediary

SERIES 2022-1 SUPPLEMENT

Dated as of August 12, 2022

to

BASE INDENTURE

Dated as of June 5, 2019

$325,000,000 Series 2022-1 Variable Funding Senior Notes, Class A-1

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ANNEXES

Annex A	Series 2022-1 Supplemental Definitions List

EXHIBITS

Exhibit A-1-1:	Form of Series 2022-1 Class A-1 Advance Note
Exhibit A-1-2:	Form of Series 2022-1 Class A-1 Swingline Note
Exhibit A-1-3:	Form of Series 2022-1 Class A-1 L/C Note
Exhibit B-1:	Form of Transferee Certificate - Series 2022-1 Class A-1 Notes
Exhibit C	Form of Quarterly Noteholders’ Report
Exhibit D	Form of Mandatory/Voluntary Decrease Notice
Exhibit E	Form of Confirmation of Registration of Uncertificated Notes

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SERIES 2022-1 SUPPLEMENT, dated as of August 12, 2022 (this “Series 2022-1 Supplement”), by and among APPLEBEE’S FUNDING LLC, a Delaware limited liability company (the “Applebee’s Issuer”) and IHOP FUNDING LLC, a Delaware limited liability company (the “IHOP Issuer” and, together with the Applebee’s Issuer, the “Co-Issuers” and each, a “Co-Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2022-1 Securities Intermediary, to the Amended and Restated Base Indenture, dated as of June 5, 2019 (as may be further amended, amended and restated, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”), by and among the Co-Issuers and CITIBANK, N.A., as Trustee and as Securities Intermediary.

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2, 2.3 and 13.1 of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series 2022-1 Supplement, and such Series of Notes shall be designated as the Series 2022-1 Class A-1 Notes. On the Series 2022-1 Closing Date, one Class of Notes shall be issued: Series 2022-1 Variable Funding Senior Notes, Class A-1 (as referred to herein, the “Series 2022-1 Class A-1 Notes”). The Series 2022-1 Class A-1 Notes shall be issued in three Subclasses: (i) Series 2022-1 Class A-1 Advance Notes (as referred to herein, the “Series 2022-1 Class A-1 Advance Notes”), (ii) Series 2022-1 Class A-1 Swingline Notes (as referred to herein, the “Series 2022-1 Class A-1 Swingline Notes”), and (iii) Series 2022-1 Class A-1 L/C Notes (as referred to herein, the “Series 2022-1 Class A-1 L/C Notes”). For purposes of the Base Indenture and this Series 2022-1 Supplement, the Series 2022-1 Class A-1 Notes shall be deemed a Class of “Senior Notes”.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in this Series 2022-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2022-1 Supplemental Definitions List”) as such Series 2022-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined herein or therein, and the term “written” or “in writing”, shall have the meanings assigned thereto in the Base Indenture or the Base Indenture

Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture or Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series 2022-1 Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2022-1 Class A-1 Notes and not to any other Series of Notes issued by the Co-Issuers. The rules of construction set forth in Section 1.4 of the Base Indenture shall apply for all purposes under this Series 2022-1 Supplement.

ARTICLE II

INITIAL ISSUANCE, INCREASES AND DECREASES OF SERIES 2022-1 CLASS A-1 OUTSTANDING PRINCIPAL AMOUNT; ISSUANCE OF ADDITIONAL CLASS A-1 NOTES

Section 2.1    Procedures for Issuing and Increasing the Series 2022-1 Class A-1 Outstanding Principal Amount.

(a)    Subject to satisfaction of the conditions precedent to the making of Series 2022-1 Class A-1 Advances set forth in the Series 2022-1 Class A-1 Note Purchase Agreement, (i) on the Series 2022-1 Closing Date, the Co-Issuers may cause the Series 2022-1 Class A-1 Initial Advance Principal Amount to become outstanding by drawing ratably, at par, the initial principal amounts of the Series 2022-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Advances made on the Series 2022-1 Closing Date (the “Series 2022-1 Class A-1 Initial Advance”) and (ii) on any Business Day during the Commitment Term that does not occur during a Cash Flow Sweeping Period (or, to the extent applicable following an amendment to the Base Indenture, a “cash trapping period” pursuant to the terms of such amendment), the Co-Issuers may increase the Series 2022-1 Class A-1 Outstanding Principal Amount (such increase referred to as an “Increase”), by drawing ratably (or as otherwise set forth in the Series 2022-1 Class A-1 Note Purchase Agreement), at par, additional principal amounts on the Series 2022-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Advances made on such Business Day; provided that at no time may the Series 2022-1 Class A-1 Outstanding Principal Amount exceed the Series 2022-1 Class A-1 Notes Maximum Principal Amount. The Series 2022-1 Class A-1 Initial Advance and each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2022-1 Class A-1 Note Purchase Agreement and shall be ratably (except as otherwise set forth in the Series 2022-1 Class A-1 Note Purchase Agreement) allocated among the Series 2022-1 Class A-1 Noteholders (other than the Series 2022-1 Class A-1 Subfacility Noteholders in their capacity as such) as provided therein. Proceeds from the Series 2022-1 Class A-1 Initial Advance and each Increase shall be paid as directed by the Co-Issuers in the applicable Series 2022-1 Class A-1 Advance Request or as otherwise set forth in the Series 2022-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Co-Issuers or the Series 2022-1 Class A-1 Administrative Agent of the Series 2022-1 Class A-1 Initial Advance and any Increase, the Trustee shall indicate in its books and records the amount of the Series 2022-1 Class A-1 Initial Advance or such Increase, as applicable.

(b)    Subject to satisfaction of the applicable conditions precedent set forth in the Series 2022-1 Class A-1 Note Purchase Agreement, on the Series 2022-1 Closing Date, the Co-Issuers may cause (i) the Series 2022-1 Class A-1 Initial Swingline Principal Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2022-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Swingline Loans, if any, made on the Series 2022-1 Closing Date pursuant to Section 2.06 of the Series 2022-1 Class A-1 Note Purchase Agreement (the “Series 2022-1 Class A-1 Initial Swingline Loan”) and (ii) the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount to become outstanding by causing the issuance, at par, of the initial principal amounts of the Series 2022-1 Class A-1 L/C Notes corresponding to the aggregate Undrawn L/C Face Amount of the Letters of Credit issued on the Series 2022-1 Closing Date pursuant to Section 2.07 of the Series 2022-1 Class A-1 Note Purchase Agreement (including with respect to the letters of credit in existence prior to the Series 2022-1 Closing Date set forth in Schedule IV to the Series 2022-1 Class A-1 Note Purchase Agreement); provided that at no time may the Series 2022-1 Class A-1 Outstanding Principal Amount exceed the Series 2022-1 Class A-1 Notes Maximum Principal Amount. The procedures relating to increases in the Series 2022-1 Class A-1 Outstanding Subfacility Amount (each such increase referred to as a “Subfacility Increase”) through borrowings of Swingline Loans and the issuance or incurrence of L/C Obligations are set forth in the Series 2022-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Co-Issuers or the Series 2022-1 Class A-1 Administrative Agent of the issuance of the Series 2022-1 Class A-1 Initial Swingline Loan, the issuance of Series 2022-1 Class A-1 L/C Notes or any Subfacility Increase, the Trustee shall indicate in its books and records the amount of each such issuance or Subfacility Increase.

Section 2.2    Procedures for Decreasing the Series 2022-1 Class A-1 Outstanding Principal Amount.

(a)    Mandatory Decrease. Whenever a Series 2022-1 Class A-1 Excess Principal Event shall have occurred, funds sufficient to decrease the Series 2022-1 Class A-1 Outstanding Principal Amount by the lesser of (x) the amount necessary, so that after giving effect to such decrease of the Series 2022-1 Class A-1 Outstanding Principal Amount on such date, no such Series 2022-1 Class A-1 Excess Principal Event shall exist and (y) the amount that would decrease the Series 2022-1 Class A-1 Outstanding Principal Amount to zero (each decrease of the Series 2022-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(a), a “Mandatory Decrease”) shall be due and payable on the Weekly Allocation Date immediately following the date on which the Manager or the Co-Issuers obtain knowledge of such Series 2022-1 Class A-1 Excess Principal Event, in accordance with the Priority of Payments. The Trustee shall distribute each Mandatory Decrease pursuant to the written direction of the Co-Issuers in the applicable Weekly Manager’s Certificate, which shall include the calculation of such Mandatory Decrease and distribution instructions in accordance with Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement. Any associated Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement) shall be deposited into the Collection Account for allocation as Series 2022-1 Class A-1 Other Amounts pursuant to the Priority of Payments on the Weekly Allocation Date related to the Weekly Manager’s Certificate including such Mandatory Decrease. Upon obtaining Actual Knowledge of such a Series 2022-1 Class A-1 Excess Principal Event, the Co-Issuers promptly, but in any event within two (2) Business Days, shall deliver written notice substantially in the form of Exhibit D hereto (by e-mail) of the need for any such Mandatory Decreases to the Trustee and the Series 2022-1 Class A-1 Administrative Agent.

(b)    Voluntary Decrease. Except as provided in Section 2.2(d), on any Business Day, upon at least three (3) Business Days’ prior written notice substantially in the form of Exhibit D hereto to the Series 2022-1 Class A-1 Administrative Agent and the Trustee, the Co-Issuers may decrease the Series 2022-1 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2022-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by depositing in the Series 2022-1 Class A-1 Distribution Account not later than 12:00 p.m. (New York City time) on the date specified as the decrease date in the prior written notice referred to above and providing a written report to the Trustee directing the Trustee to distribute in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement (which report shall include the calculation of such amounts and instructions for the distributions thereof) an amount (subject to the last sentence of this Section 2.2(b)) up to the Series 2022-1 Class A-1 Outstanding Principal Amount equal to the amount of such Voluntary Decrease; provided that to the extent the deposit into the Series 2022-1 Class A-1 Distribution Account described above is not made by 12:00 p.m. (New York City time) on a Business Day, the same shall be deemed to be deposited on the following Business Day. Each such Voluntary Decrease shall be in a minimum principal amount as provided in the Series 2022-1 Class A-1 Note Purchase Agreement. Any associated Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement) shall be allocated as Series 2022-1 Class A-1 Other Amounts pursuant to the Priority of Payments on the Weekly Allocation Date related to the Weekly Manager’s Certificate including such Voluntary Decrease. It shall be a condition to any Voluntary Decrease that the amount on deposit in the Collection Account is sufficient to pay the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate), if any, on the Weekly Allocation Date immediately following such Voluntary Decrease.

(c)    Upon distribution to the Series 2022-1 Class A-1 Distribution Account of principal of the Series 2022-1 Class A-1 Advance Notes in connection with each Decrease, the Trustee shall (i) remit such amounts to the Holders of the Series 2022-1 Class A-1 Advance Notes and (ii) indicate in its books and records such Decrease.

(d)    The Series 2022-1 Class A-1 Note Purchase Agreement sets forth additional procedures relating to decreases in the Series 2022-1 Class A-1 Outstanding Subfacility Amount (each such decrease, together with any Voluntary Decrease or Mandatory Decrease allocated to the Series 2022-1 Class A-1 Subfacility Noteholders, referred to as a “Subfacility Decrease”) through (i) borrowings of Series 2022-1 Class A-1 Advances to repay Swingline Loans and L/C Obligations or (ii) optional prepayments of Swingline Loans on same day notice. Upon receipt of written notice from the Co-Issuers or the Series 2022-1 Class A-1 Administrative Agent of any Subfacility Decrease, the Trustee shall indicate in its books and records the amount of such Subfacility Decrease.

Section 2.3    Issuances of Additional Class A-1 Notes. In addition to the conditions set forth in Section 2.2(b) of the Base Indenture, for so long as the Series 2022-1 Class A-1 Notes are Outstanding, the issuance of any additional Series of Class A-1 Notes shall also require the consent of the Series 2022-1 Class A-1 Administrative Agent (which consent shall be deemed to have been given unless an objection is delivered to the Co-Issuers within ten (10) Business Days after written notice of such proposed issuance is delivered to the Series 2022-1 Class A-1 Administrative Agent pursuant to the last paragraph of Section 8.01 of the Series 2022-1 Class A-1 Note Purchase Agreement).

ARTICLE III

SERIES 2022-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2022-1 Class A-1 Notes only, the following shall apply:

Section 3.1    Allocations of Net Proceeds with Respect to the Series 2022-1 Class A-1 Notes; Interest Reserve Letter of Credit.

(a)    On the Series 2022-1 Closing Date, the Co-Issuers shall ensure that the aggregate sum of (x) all cash on deposit in the Senior Notes Interest Reserve Account (if any) and (y) the aggregate undrawn and unexpired face amount of each Interest Reserve Letter of Credit (if any) is equal to the Senior Notes Interest Reserve Amount.

(b)    On and after the Series 2022-1 Closing Date, proceeds of the Series 2022-1 Class A-1 Notes (including Letters of Credit) may be used for general corporate purposes of the Securitization Entities and the Non-Securitization Entities, including the making of distributions and the funding of acquisitions by any Securitization Entity or Non-Securitization Entity, subject to the terms of the Base Indenture, including Section 8.18 thereof.

Section 3.2    Weekly Allocation Date Applications. On each Weekly Allocation Date, the Co-Issuers (or the Manager on its behalf) shall instruct the Trustee in writing in accordance with the applicable Weekly Manager’s Certificate to allocate from the Collection Account all amounts relating to the Series 2022-1 Class A-1 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

Section 3.3    Certain Distributions from the Series 2022-1 Distribution Account. On each Quarterly Payment Date, based solely upon the most recent Quarterly Noteholders’ Report, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit to the Series 2022-1 Class A-1 Noteholders or the Series 2022-1 Class A-1 Administrative Agent, as applicable, from the Series 2022-1 Class A-1 Distribution Account, no later than 1:00 p.m. (New York City time) and in accordance with Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement, the amounts withdrawn from the Senior Notes Interest Payment Account, Class A-1 Notes Commitment Fees Account, Senior Notes Principal Payment Account, Senior Notes Post-ARD Additional Interest Account or otherwise, as applicable, pursuant to Section 5.11(a), (b), (d) or (h) of the Base Indenture, as applicable, or otherwise, and deposited in the Series 2022-1 Class A-1 Distribution Account for the payment of interest and fees and, to the extent applicable, principal or other amounts in respect of the Series 2022-1 Class A-1 Notes on such Quarterly Payment Date.

Section 3.4    Series 2022-1 Class A-1 Interest and Certain Fees.

(a)    Series 2022-1 Class A-1 Note Rate and L/C Fees. From and after the Series 2022-1 Closing Date, the applicable portions of the Series 2022-1 Class A-1 Outstanding Principal Amount shall accrue (i) interest at the Series 2022-1 Class A-1 Note Rate and (ii) L/C Quarterly Fees at the applicable rates provided therefor in the Series 2022-1 Class A-1 Note Purchase Agreement. Such accrued interest and fees shall be due and payable in arrears on each Quarterly Payment Date from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.11 of the Base Indenture, in the amount so made available, commencing on the Initial Quarterly Payment Date; provided that in any event all accrued but unpaid interest and fees shall be paid in full on the Series 2022-1 Legal Final Maturity Date, on any Series 2022-1 Prepayment Date or any other prepayment date with respect to a prepayment in full of the Series 2022-1 Class A-1 Notes, on any day when the Commitments are terminated in full or on any other day on which all of the Series 2022-1 Class A-1 Outstanding Principal Amount is required to be paid in full, in each case pursuant to, and in accordance with, the provisions of the Priority of Payments. To the extent any such amount is not paid on a Quarterly Payment Date when due, such unpaid amount shall accrue interest at the Series 2022-1 Class A-1 Note Rate.

(b)    Undrawn Commitment Fees. From and after the Series 2022-1 Closing Date, Undrawn Commitment Fees shall accrue as provided in the Series 2022-1 Class A-1 Note Purchase Agreement. Such accrued fees shall be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.11 of the Base Indenture, in the amount so made available, commencing on the Initial Quarterly Payment Date. To the extent any such amount is not paid on a Quarterly Payment Date when due, such unpaid amount shall accrue interest at the Series 2022-1 Class A-1 Note Rate.

(c)    Series 2022-1 Class A-1 Post-Renewal Date Additional Interest. From and after the Series 2022-1 Class A-1 Notes Renewal Date (after giving effect to any extensions), if the Outstanding Principal Amount of the Series 2022-1 Class A-1 Notes has not been paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof), additional interest will accrue on the Series 2022-1 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts included therein) at a rate equal to 5.00% per annum (the “Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate”) in addition to the regular interest that will continue to accrue at the Series 2022-1 Class A-1 Note Rate. All computations of Series 2022-1 Class A-1 Post-Renewal Date Additional Interest (other than any accruing on any Base Rate Advances) and all computations of fees shall be made on the basis of a year of 360 days and the actual number of days elapsed. All computations of Series 2022-1 Class A-1 Post-Renewal Date Additional Interest accruing on any Base Rate Advances shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed, in accordance with Section 3.01(f) of the Series 2022-1 Class A-1 Note Purchase Agreement. Any Series 2022-1 Class A-1 Post-Renewal Date Additional Interest will be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.11 of the Base Indenture, in the amount so made available, and failure to pay any Series 2022-1 Class A-1 Post-Renewal Date Additional Interest in excess of available amounts in accordance with the foregoing will not be an Event of Default and interest will not accrue on any unpaid portion thereof; provided that in any event all accrued but unpaid Series 2022-1 Class A-1 Post-Renewal Date Additional Interest shall be paid in full on the Series 2022-1 Legal Final Maturity Date or otherwise as part of any Series 2022-1 Final Payment by indicating the amount thereof on the related Quarterly Noteholders’ Report or otherwise in written instructions from the Manager to the Trustee.

(d)    Series 2022-1 Class A-1 Initial Interest Accrual Period. The initial Interest Accrual Period for the Series 2022-1 Class A-1 Notes shall commence on the Series 2022-1 Closing Date and end on (but exclude) the day that is two (2) Business Days prior to the Quarterly Calculation Date preceding the Initial Quarterly Payment Date.

Section 3.5    [Reserved]

Section 3.6    Payment of Series 2022-1 Class A-1 Note Principal.

(a)    Series 2022-1 Class A-1 Notes Principal Payment at Legal Maturity. The Series 2022-1 Outstanding Principal Amount shall be due and payable in full on the Series 2022-1 Legal Final Maturity Date. The Series 2022-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in the Base Indenture, this Section 3.6 and, in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount, Section 2.2 of this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement.

(b)    Series 2022-1 Class A-1 Renewal Date. The initial Series 2022-1 Class A-1 Notes Renewal Date will be the Quarterly Payment Date occurring in June 2027, unless extended as provided below in this Section 3.6(b).

(i)    First Extension Election. Subject to the conditions set forth in Section 3.6(b)(iii), the Manager (on behalf of the Co-Issuers) shall have the option on or before the Quarterly Payment Date occurring in June 2027 to elect (the “Series 2022-1 First Extension Election”) to extend the Series 2022-1 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in June 2028 by delivering written notice to the Series 2022-1 Class A-1 Administrative Agent, the Trustee and the Control Party no later than the Quarterly Payment Date occurring in June 2027 to the effect that the conditions precedent to such Series 2022-1 First Extension Election set forth in Section 3.6(b)(iii) have been satisfied, and upon such extension, the Quarterly Payment Date occurring in June 2028 shall become the Series 2022-1 Class A-1 Notes Renewal Date.

(ii)    Second Extension Election. Subject to the conditions set forth in Section 3.6(b)(iii), if the Series 2022-1 First Extension Election has been made and become effective, the Manager (on behalf of the Co-Issuers) shall have the option on or before the Quarterly Payment Date occurring in June 2028 to elect (the “Series 2022-1 Second Extension Election”) to extend the Series 2022-1 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in June 2029 by delivering written notice to the Series 2022-1 Class A-1 Administrative Agent, the Trustee and the Control Party no later than the Quarterly Payment Date occurring in June 2028 to the effect that the conditions precedent to such Series 2022-1 Second Extension Election set forth in Section 3.6(b)(iii) have been satisfied, and upon such extension, the Quarterly Payment Date occurring in June 2029 shall become the Series 2022-1 Class A-1 Notes Renewal Date.

(iii)    Conditions Precedent to Extension Elections. It shall be a condition to the effectiveness of the Series 2022-1 Extension Elections that, in the case of the Series 2022-1 First Extension Election, on the Quarterly Payment Date occurring in June 2027, and in the case of the Series 2022-1 Second Extension Election, on the Quarterly Payment Date occurring in June 2028: (A) the DSCR is greater than or equal to 2.00:1:00 (calculated as of the most recent Quarterly Calculation Date), (B) the rating assigned to the Series 2022-1 Class A-1 Notes by any Rating Agency has not been downgraded below “BBB-” (or the structured finance equivalent) or withdrawn and (C) all Class A-1 Extension Fees shall have been paid on or prior to such Quarterly Payment Date. Any notice given pursuant to Section 3.6(b)(i) or (ii) shall be irrevocable; provided that if the conditions set forth in this Section 3.6(b)(iii) are not met as of the applicable extension date, the election set forth in such notice shall automatically be deemed ineffective. For the avoidance of doubt, no consent of the Trustee, the Control Party, the Controlling Class Representative, the Series 2022-1 Class A-1 Administrative Agent, any Noteholder or any other Secured Party shall be necessary for the effectiveness of the Series 2022-1 First Extension Election or the Series 2022-1 Second Extension Election.

(c)    [Reserved].

(d)    Certain Series 2022-1 Class A-1 Notes Mandatory Payments of Principal.

(i)    During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2022-1 Class A-1 Notes as and when amounts are made available for payment thereof (A) on any related Weekly Allocation Date, in accordance with the Priority of Payments and (B) on such Quarterly Payment Date in accordance with Section 5.11 of the Base Indenture, in the amount so made available. Such payments shall be ratably allocated among the Series 2022-1 Class A-1 Noteholders, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

(ii)    During any Series 2022-1 Class A-1 Notes Amortization Period, principal payments shall be due and payable on the Series 2022-1 Class A-1 Notes as and when amounts are made available for payment thereof (A) on each Weekly Allocation Date during such period in accordance with the Priority of Payments and (B) on each Quarterly Payment Date during such period in accordance with Section 5.11 of the Base Indenture, in the amount so made available. Such payments shall be allocated among the Series 2022-1 Class A-1 Noteholders, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

(e)    [Reserved].

(f)    [Reserved].

(g)    [Reserved].

(h)    Voluntary Decrease in Respect of the Series 2022-1 Class A-1 Notes. For the avoidance of doubt, a Voluntary Decrease or a Subfacility Decrease in respect of the Series 2022-1 Class A-1 Notes is governed by Section 2.2 and not by this Section 3.6.

(i)    [Reserved].

(j)    [Reserved].

(k)    Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds. Any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Account for payment of the Series 2022-1 Class A-1 Notes in accordance with Section 5.10(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Account in accordance with Section 5.11(d) of the Base Indenture and any such amounts allocable to the Series 2022-1 Notes shall be deposited in the Series 2022-1 Distribution Account and used to prepay first, if a Series 2022-1 Class A-1 Notes Amortization Period is continuing or if a Rapid Amortization Event has occurred and is continuing, the Series 2022-1 Class A-1 Notes (in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement) on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate. In connection with any prepayment made with Indemnification Amounts or Insurance/Condemnation Proceeds pursuant to this Section 3.6(k), the Co-Issuers shall not be obligated to pay any premium or make-whole prepayment premium.

(l)    Series 2022-1 Notices of Final Payment. The Co-Issuers shall notify the Trustee, the Servicer and each of the Rating Agencies of the Series 2022-1 Final Payment Date on or before the Prepayment Record Date preceding such Series 2022-1 Prepayment Date; provided that with respect to any Series 2022-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Co-Issuers shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2022-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 3.6(h). The Trustee shall provide any written notice required under this Section 3.6(l) to each Person in whose name such Series 2022-1 Class A-1 Notes is registered at the close of business on such Prepayment Record Date of the Series 2022-1 Prepayment Date that will be the Series 2022-1 Final Payment Date. Such written notice to be sent to the Series 2022-1 Noteholders shall be made at the expense of the Co-Issuers and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the Series 2022-1 Final Payment will be made and shall specify that such Series 2022-1 Final Payment will be payable only upon presentation and surrender (or deregistration, in the case of Uncertificated Notes) of the Series 2022-1 Class A-1 Notes, which such surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates, and shall specify the place where the Series 2022-1 Class A-1 Notes (other than any Uncertificated Notes) may be presented and surrendered for such Series 2022-1 Final Payment.

Section 3.7    Series 2022-1 Class A-1 Distribution Account.

(a)    Establishment of Series 2022-1 Class A-1 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2022-1 Class A-1 Noteholders an account (the “Series 2022-1 Class A-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2022-1 Class A-1 Noteholders. The Series 2022-1 Class A-1 Distribution Account shall be an Eligible Account. Initially, the Series 2022-1 Class A-1 Distribution Account will be established with the Trustee.

(b)    Series 2022-1 Class A-1 Distribution Account Constitutes Additional Collateral for Series 2022-1 Class A-1 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2022-1 Class A-1 Notes, the Co-Issuers hereby grant a security interest in and assign, pledge, grant, transfer and set over to the Trustee, for the benefit of the Series 2022-1 Class A-1 Noteholders, all of the Co-Issuers’ right, title and interest, if any, in and to the following (whether now or hereafter existing or acquired): (i) the Series 2022-1 Class A-1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2022-1 Class A-1 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2022-1 Class A-1 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2022-1 Class A-1 Distribution Account Collateral”).

(c)    Termination of Series 2022-1 Class A-1 Distribution Account. On or after the date on which (1) all accrued and unpaid interest on and principal of all Outstanding Series 2022-1 Class A-1 Notes have been paid, (2) all Undrawn L/C Face Amounts have expired or have been cash collateralized in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement (after giving effect to the provisions of Section 4.04 of the Series 2022-1 Class A-1 Note Purchase Agreement), (3) all fees and expenses and other amounts then due and payable under the Series 2022-1 Class A-1 Note Purchase Agreement have been paid and (4) all Series 2022-1 Class A-1 Commitments have been terminated in full, the Trustee, acting in accordance with the written instructions of the Co-Issuers (or the Manager on their behalf), shall withdraw from the Series 2022-1 Class A-1 Distribution Account all amounts on deposit therein (and the proceeds of any other instruments and other property credited thereto) for distribution pursuant to the Priority of Payments and all Liens, if any, created in favor of the Trustee for the benefit of the Series 2022-1 Class A-1 Noteholders under the Base Indenture with respect to Series 2022-1 Class A-1 Distribution Account shall be automatically released, and the Trustee, upon written request of the Co-Issuers, at the written direction of the Control Party, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at the Co-Issuers’ expense to effect or evidence the release by the Trustee of the Series 2022-1 Class A-1 Noteholders’ security interest in the Series 2022-1 Class A-1 Distribution Account Collateral.

Section 3.8    [Reserved].

Section 3.9    Trustee as Securities Intermediary.

(a)    The Trustee or other Person holding the Series 2022-1 Distribution Account shall be the “Series 2022-1 Securities Intermediary.” If the Series 2022-1 Securities Intermediary in respect of the Series 2022-1 Class A-1 Distribution Account is not the Trustee, the Co-Issuers shall obtain the express agreement of such other Person to the obligations of the Series 2022-1 Securities Intermediary set forth in this Section 3.9.

(b)    The Series 2022-1 Securities Intermediary agrees that:

(i)    The Series 2022-1 Class A-1 Distribution Account is an account to which Financial Assets will or may be credited;

(ii)    The Series 2022-1 Class A-1 Distribution Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Series 2022-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)    All securities or other property (other than cash) underlying any Financial Assets credited to the Series 2022-1 Distribution Class A-1 Account shall be registered in the name of the Series 2022-1 Securities Intermediary, indorsed to the Series 2022-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2022-1 Securities Intermediary, and in no case will any Financial Asset credited to the Series 2022-1 Class A-1 Distribution Account be registered in the name of any Co-Issuer, payable to the order of any Co-Issuer or specially indorsed to any Co-Issuer;

(iv)    All property delivered to the Series 2022-1 Securities Intermediary pursuant to this Series 2022-1 Supplement will be promptly credited to the Series 2022-1 Class A-1 Distribution Account;

(v)    Each item of property (whether investment property, security, instrument or cash) credited to the Series 2022-1 Class A-1 Distribution Account shall be treated as a Financial Asset;

(vi)    If at any time the Series 2022-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2022-1 Class A-1 Distribution Account, the Series 2022-1 Securities Intermediary shall comply with such entitlement order without further consent by any Co-Issuer, any other Securitization Entity or any other Person;

(vii)    The Series 2022-1 Class A-1 Distribution Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to the Series 2022-1 Securities Intermediary’s jurisdiction and the Series 2022-1 Class A-1 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)    The Series 2022-1 Securities Intermediary has not entered into, and until termination of this Series 2022-1 Supplement shall not enter into, any agreement with any other Person relating to the Series 2022-1 Class A-1 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2022-1 Securities Intermediary has not entered into, and until the termination of this Series 2022-1 Supplement shall not enter into, any agreement with the Co-Issuers purporting to limit or condition the obligation of the Series 2022-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.9(b)(vi); and

(ix)    Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2022-1 Class A-1 Distribution Account, neither the Series 2022-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Series 2022-1 Class A-1 Distribution Account or any Financial Asset credited thereto. If the Series 2022-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Series 2022-1 Class A-1 Distribution Account or any Financial Asset carried therein, the Series 2022-1 Securities Intermediary shall deliver prompt written notice to the Series 2022-1 Class A-1 Administrative Agent, the Trustee, the Manager, the Servicer and the Co-Issuers thereof.

(c)    At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2022-1 Class A-1 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2022-1 Class A-1 Distribution Account; provided that at all other times the Co-Issuers shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2022-1 Class A-1 Distribution Account.

Section 3.10    Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Co-Issuers. The Series 2022-1 Noteholders by their acceptance of the Series 2022-1 Class A-1 Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Co-Issuers. Any such reports and notices that are required to be delivered to the Series 2022-1 Class A-1 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

Section 3.11    Replacement of Ineligible Accounts. If, at any time, the Series 2022-1 Class A-1 Distribution Account shall cease to be an Eligible Account (a “Series 2022-1 Ineligible Account”), the Co-Issuers shall (i) within five (5) Business Days of obtaining Actual Knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining Actual Knowledge thereof, (A) establish, or cause to be established, a new account that is an

Eligible Account in substitution for such Series 2022-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2022-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Trustee.

ARTICLE IV

FORM OF SERIES 2022-1 CLASS A-1 NOTES

Section 4.1    Issuance of Series 2022-1 Class A-1 Notes.

(a)    The Series 2022-1 Class A-1 Advance Notes (other than any Uncertificated Notes) will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-1 hereto, and will be issued to the Series 2022-1 Class A-1 Noteholders (other than the Series 2022-1 Class A-1 Subfacility Noteholders) pursuant to and in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement, the Series 2022-1 Class A-1 Advance Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by such Series 2022-1 Class A-1 Noteholders. The Series 2022-1 Class A-1 Advance Notes shall bear a face amount equal in the aggregate to up to the Series 2022-1 Class A-1 Notes Maximum Principal Amount as of the Series 2022-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2022-1 Class A-1 Initial Advance Principal Amount pursuant to Section 2.1(a). The Trustee shall record any Increases or Decreases with respect to the Series 2022-1 Class A-1 Outstanding Principal Amount such that, subject to Section 4.1(d), the principal amount of the Series 2022-1 Class A-1 Advance Notes that are Outstanding accurately reflects all such Increases and Decreases.

(b)    The Series 2022-1 Class A-1 Swingline Notes (other than any Uncertificated Notes) will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-2 hereto, and will be issued to the Swingline Lender pursuant to and in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement, the Series 2022-1 Class A-1 Swingline Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Swingline Lender. The Series 2022-1 Class A-1 Swingline Note shall bear a face amount equal in the aggregate to up to the Swingline Commitment as of the Series 2022-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2022-1 Class A-1 Initial Swingline Principal Amount pursuant to Section 2.1(b)(i). The Series 2022-1 Class A-1 Administrative Agent shall record any Subfacility Increases or Subfacility Decreases with respect to the Swingline Loans such that, subject to Section 4.1(d), the aggregate principal amount of the Series 2022-1 Class A-1 Swingline Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases.

(c)    The Series 2022-1 Class A-1 L/C Notes (other than any Uncertificated Notes) will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-3 hereto, and will be issued to the L/C Provider pursuant to and in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement, the Series 2022-1 Class A-1 L/C Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the L/C Provider. The Series 2022-1 Class A-1 L/C Notes shall bear a face amount equal in the aggregate to up to the L/C Commitment as of the Series 2022-1 Closing Date, and shall be initially issued in an aggregate amount equal to the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount pursuant to Section 2.1(b)(ii). The Series 2022-1 Class A-1 Administrative Agent shall record any Subfacility Increases or Subfacility Decreases with respect to Undrawn L/C Face Amounts or Unreimbursed L/C Drawings, as applicable, such that, subject to Section 4.1(d), the aggregate amount of the Series 2022-1 Class A-1 L/C Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases. All Undrawn L/C Face Amounts shall be deemed to be “principal” outstanding under the Series 2022-1 Class A-1 L/C Notes for all purposes of the Indenture and the other Transaction Documents other than for purposes of accrual of interest.

(d)    For the avoidance of doubt, notwithstanding that the aggregate face amount of the Series 2022-1 Class A-1 Notes will exceed the Series 2022-1 Class A-1 Notes Maximum Principal Amount, at no time will the principal amount actually outstanding of the Series 2022-1 Class A-1 Advance Notes, the Series 2022-1 Class A-1 Swingline Notes and the Series 2022-1 Class A-1 L/C Notes in the aggregate exceed the Series 2022-1 Class A-1 Notes Maximum Principal Amount.

(e)    The Series 2022-1 Class A-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Series 2022-1 Class A-1 Notes, as evidenced by their execution of the Series 2022-1 Class A-1 Notes. The Series 2022-1 Class A-1 Notes may be produced in any manner, all as determined by the Authorized Officers executing such Series 2022-1 Class A-1 Notes, as evidenced by their execution of such Series 2022-1 Class A-1 Notes. The initial sale of the Series 2022-1 Class A-1 Notes is limited to Persons who have executed the Series 2022-1 Class A-1 Note Purchase Agreement. The Series 2022-1 Class A-1 Notes may be resold only to the Co-Issuers, their Affiliates, and Persons who are not Competitors (except that Series 2022-1 Class A-1 Notes may be resold to Persons who are Competitors with the written consent of the Co-Issuers) in compliance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement.

(f)    Uncertificated Notes. At the request of a Holder or transferee of the Series 2022-1 Class A-1 Notes, the Series 2022-1 Class A-1 Notes may be issued in the form of

Uncertificated Notes. With respect to any Uncertificated Note, the Trustee shall provide to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Note Registrar a Confirmation of Registration, the form of which shall be set forth in Exhibit C attached hereto.

(i)    Except as otherwise expressly provided herein:

(A)    Uncertificated Notes registered in the name of a Person shall be considered “held” by such Person for all purposes of this Series Supplement;

(B)    with respect to any Uncertificated Note, (1) references herein to authentication and delivery of a Series 2022-1 Class A-1 Note shall be deemed to refer to creation of an entry for such Series 2022-1 Class A-1 Note in the Note Register and registration of such Series 2022-1 Class A-1 Note in the name of the owner, (2) references herein to cancellation of a Series 2022-1 Class A-1 Note shall be deemed to refer to deregistration of such Series 2022-1 Class A-1 Note and (3) references herein to the date of authentication of a Series 2022-1 Class A-1 Note shall refer to the date of registration of such Series 2022-1 Class A-1 Note in the Note Register in the name of the owner thereof;

(C)    references to execution of Series 2022-1 Class A-1 Notes by the Co-Issuers, to surrender of the Series 2022-1 Class A-1 Notes and to presentment of the Series 2022-1 Class A-1 Notes shall be deemed not to refer to Uncertificated Notes; provided that the provisions of Section 4.3 relating to surrender of the Series 2022-1 Class A-1 Notes shall apply equally to deregistration of Uncertificated Notes; and

(D)    for the avoidance of doubt, no Confirmation of Registration shall be required to be surrendered (1) in connection with a transfer of the related Uncertificated Note or (2) in connection with the final payment of the related Uncertificated Note.

(ii)    The Note Register shall be conclusive evidence of the ownership of an Uncertificated Note.

(iii)    Each of the Series 2022-1 Class A-1 Notes in the form of a definitive note may also be exchanged in its entirety for an Uncertificated Note and, upon complete exchange thereof, such Series 2022-1 Class A-1 Notes shall be cancelled and deregistered by the Note Registrar.

(iv)    Each of the Uncertificated Notes may be exchanged in its entirety for a Series 2022-1 Class A-1 Note in the form of a definitive note and, upon complete exchange thereof, such Uncertificated Note shall be deregistered by the Note Registrar.

Section 4.2    [Reserved].

Section 4.3    Transfer Restrictions of Series 2022-1 Class A-1 Notes.

(a)    Subject to the terms of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the holder of any Series 2022-1 Class A-1 Advance Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering (other than any Uncertificated Note) such Series 2022-1 Class A-1 Advance Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B-1 hereto; provided that if the holder of any Series 2022-1 Class A-1 Advance Note transfers, in whole or in part, its interest in any Series 2022-1 Class A-1 Advance Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2022-1 Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2022-1 Class A-1 Note Purchase Agreement, then such Series 2022-1 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B-1 hereto upon transfer of its interest in such Series 2022-1 Class A-1 Advance Note. In exchange for any Series 2022-1 Class A-1 Advance Note properly presented for transfer, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2022-1 Class A-1 Advance Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2022-1 Class A-1 Advance Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2022-1 Class A-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2022-1 Class A-1 Advance Note shall be made unless the request for such transfer is made by the Series 2022-1 Class A-1 Noteholder at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2022-1 Class A-1 Advance Notes, the Trustee shall recognize the holders of such Series 2022-1 Class A-1 Advance Note as Series 2022-1 Class A-1 Noteholders.

(b)    Subject to the terms of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the Swingline Lender may transfer the Series 2022-1 Class A-1 Swingline Notes in whole but not in part by surrendering (other than any Uncertificated Note) such Series 2022-1 Class A-1 Swingline Notes at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.18(d) of the Series 2022-1 Class A-1 Note Purchase Agreement. In exchange for any Series 2022-1 Class A-1 Swingline Note properly presented for transfer, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Series 2022-1 Class A-1 Swingline Note for the same aggregate principal amount as was transferred. No transfer of any Series 2022-1 Class A-1 Swingline Note shall be made unless the request for such transfer is made by the Swingline Lender at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2022-1 Class A-1 Swingline Note, the Trustee shall recognize the holder of such Series 2022-1 Class A-1 Swingline Note as a Series 2022-1 Class A-1 Noteholder.

(c)    Subject to the terms of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, an L/C Provider may transfer any Series 2022-1 Class A-1 L/C Note in whole or in part, in an amount equivalent to an authorized denomination, by surrendering (other than any Uncertificated Note) such Series 2022-1 Class A-1 L/C Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(e) of the Series 2022-1 Class A-1 Note Purchase Agreement. In exchange for any Series 2022-1 Class A-1 L/C Note properly presented for transfer, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2022-1 Class A-1 L/C Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2022-1 Class A-1 L/C Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of transferor) to such address as the transferor may request, Series 2022-1 Class A-1 L/C Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2022-1 Class A-1 L/C Note shall be made unless the request for such transfer is made by an L/C Provider at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2022-1 Class A-1 L/C Note, the Trustee shall recognize the holder of such Series 2022-1 Class A-1 L/C Note as a Series 2022-1 Class A-1 Noteholder.

(d)    Each Series 2022-1 Class A-1 Note (other than any Uncertificated Note) shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 CLASS A-1 NOTE (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF THE CO-ISSUERS HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES 2022-1 CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF AUGUST 12, 2022 (AS AMENDED, SUPPLEMENTED OR MODIFIED, THE “SERIES 2022-1 CLASS A-1 NOTE PURCHASE AGREEMENT”), BY AND AMONG THE CO-ISSUERS, DINE BRANDS GLOBAL, INC., AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS, AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2022-1 Class A-1 Notes except as provided herein.

ARTICLE V

GENERAL

Section 5.1    Information. On or before the date that is three (3) Business Days prior to each Quarterly Payment Date, the Co-Issuers shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2022-1 Class A-1 Notes to the Trustee, substantially in the form of Exhibit C hereto, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i)    the total amount available to be distributed to Series 2022-1 Noteholders on such Quarterly Payment Date;

(ii)    the amount of such distribution allocable to the payment of interest on the Series 2022-1 Class A-1 Notes;

(iii)    the amount of such distribution allocable to the payment of principal of the Series 2022-1 Class A-1 Notes;

(iv)    [Reserved];

(v)    the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2022-1 Class A-1 Noteholders;

(vi)    whether, to the Actual Knowledge of the Co-Issuers, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event or Manager Termination Event has occurred and is continuing as of the related Quarterly Calculation Date or any Cash Flow Sweeping Period is in effect (or, to the extent applicable following an amendment to the Base Indenture, a “cash trapping period”), as of such Quarterly Calculation Date;

(vii)    the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(viii)    the number of Company Restaurants and Franchised Restaurants that are open for business as of the last day of the preceding Quarterly Collection Period;

(ix)    the amount of Applebee’s/IHOP Systemwide Sales as of the related Quarterly Calculation Date; and

(x)    the amount on deposit in the Senior Notes Interest Reserve Account (and the availability under any Interest Reserve Letter of Credit relating to the Senior Notes), and, to the extent applicable following an amendment to the Base Indenture, the amount on deposit in the “cash trap reserve account”, if any, in each case as of the close of business on the last Business Day of the preceding Quarterly Collection Period.

Any Series 2022-1 Class A-1 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.4 of the Base Indenture.

Section 5.2    Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3    Ratification of Base Indenture. As supplemented by this Series 2022-1 Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series 2022-1 Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4    Notices to the Rating Agencies. The address for any notice or communication by any party to any Rating Agency shall be as set forth in Section 14.1 of the Base Indenture, or, in the case of KBRA, shall be as follows:

Kroll Bond Rating Agency, LLC

805 Third Avenue, 29th Floor

New York, New York 10022

Attention: ABS Surveillance

Email: abssurveillance@kbra.com

Section 5.5    Counterparts. This Series 2022-1 Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.6    Governing Law. THIS SERIES 2022-1 SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.7    Amendments. This Series 2022-1 Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.8    Termination of Series Supplement. This Series 2022-1 Supplement shall cease to be of further effect when (i) all Outstanding Series 2022-1 Class A-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2022-1 Class A-1 Notes that have been replaced or paid) to the Trustee for cancellation (or have been deregistered, in the case of Uncertificated Notes) and all Letters of Credit have expired, have been cash collateralized in full pursuant to the terms of the Series 2022-1 Class A-1 Note Purchase Agreement or are deemed to no longer be outstanding in accordance with Section 4.04 of the Series 2022-1 Class A-1 Note Purchase Agreement, (ii) all fees and expenses and other amounts under the Series 2022-1 Class A-1 Note Purchase Agreement have been paid in full and all Series 2022-1 Class A-1 Commitments have been terminated and (iii) the Co-Issuers have paid all sums payable hereunder; provided that any provisions of this Series 2022-1 Supplement required for the Series 2022-1 Final Payment to be made shall survive until the Series 2022-1 Final Payment is paid to the Series 2022-1 Class A-1 Noteholders. In accordance with Section 6.1(a) of the Base Indenture, the final principal payment due on each Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of such Note at the applicable Corporate Trust Office, which such surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

Section 5.9    Entire Agreement. This Series 2022-1 Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 5.10    1934 Act. Each Co-Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, that payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the 1934 Act.

Section 5.11    Electronic Signatures and Transmission.

(a)    For purposes of this Series 2022-1 Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)    Any requirement in the Indenture that a document, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c)    Notwithstanding anything to the contrary in this Series 2022-1 Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission shall be encrypted. The recipient of the Electronic Transmission shall be required to complete a one-time registration process.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Series 2022-1 Securities Intermediary have caused this Series 2022-1 Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

APPLEBEE’S FUNDING LLC, as Co-Issuer

By:	/s/ Vance Y. Chang
	Name:	Vance Y. Chang
	Title:	Chief Financial Officer

IHOP FUNDING LLC, as Co-Issuer

By:	/s/ Vance Y. Chang
	Name:	Vance Y. Chang
	Title:	Chief Financial Officer

CITIBANK, N.A., in its capacity as Trustee and as Series 2022-1 Securities Intermediary

By:	/s/ Jacqueline Suarez
	Name:	Jacqueline Suarez
	Title:	Senior Trust Officer (Citibank, N.A.)

Dine Brands – Series 2022-1 Supplement to the Base Indenture

ANNEX A

SERIES 2022-1

SUPPLEMENTAL DEFINITIONS LIST

“Administrative Agent” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement. For purposes of the Base Indenture, the Administrative Agent shall be deemed to be a “Class A-1 Administrative Agent”.

“Administrative Agent Fees” has the meaning set forth in the Series 2022-1 Class A-1 VFN Fee Letter.

“Advance Request” has the meaning set forth in Section 7.03(d) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Base Rate” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Base Rate Advance” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Breakage Amount” has the meaning set forth in Section 3.07 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2022-1 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2022-1 Closing Date.

“Class A-1 Amendment Expenses” means the amounts payable pursuant to Section 9.05(a)(ii) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Class A-1 Extension Fees” means the fees payable pursuant to the Series 2022-1 Class A-1 VFN Fee Letter in connection with the extension of a Commitment Termination Date.

“Class A-1 Indemnities” means all amounts payable pursuant to Section 9.05(b) and Section 9.05(c) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.

“Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I to the Series 2022-1 Class A-1 Note Purchase Agreement opposite such Committed Note Purchaser’s name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to the Series 2022-1 Class A-1 Note Purchase Agreement pursuant to an Assignment and Assumption Agreement or Investor Group Supplement, the amount set forth therein as such Committed Note Purchaser’s Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.05 of the Series 2022-1 Class A-1 Note Purchase Agreement or (ii) increased or decreased by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Commitment Fees Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Commitment Fee Amounts for each day in such Interest Accrual Period minus (b) the aggregate of the Estimated Daily Commitment Fees Amounts for each day ending in such Interest Accrual Period. For purposes of the Base Indenture, the “Commitment Fees Adjustment Amount” shall be deemed to be the “Class A-1 Notes Commitment Fee Adjustment Amount”.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2022-1 Class A-1 Notes Maximum Principal Amount on such date.

“Commitment Term” means the period from and including the Series 2022-1 Closing Date to but excluding the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitments are terminated or reduced to zero in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement.

“Commitment Termination Date” means the Series 2022-1 Class A-1 Notes Renewal Date (as such date may be extended pursuant to Section 3.6(b) of the Series 2022-1 Supplement).

“Commitments” means the obligation of each Committed Note Purchaser included in each Investor Group to fund Series 2022-1 Class A-1 Advances pursuant to Section 2.02(a) of the Series 2022-1 Class A-1 Note Purchase Agreement and to participate in Swingline Loans and Letters of Credit pursuant to Sections 2.06 and 2.07, respectively, of the Series 2022-1 Class A-1 Note Purchase Agreement in an aggregate stated amount up to its Commitment Amount.

“Committed Note Purchaser” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Conduit Investors” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Confirmation of Registration” means, with respect to an Uncertificated Note, a confirmation of registration, substantially in the form of Exhibit E attached to the Series 2022-1 Supplement, provided to the owner thereof promptly after the registration of the Uncertificated Note in the Note Register by the Note Registrar.

“CP Advance” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“CP Rate” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Daily Commitment Fees Amount” means, for any day, the Undrawn Commitment Fees that accrue for such day.

“Daily Interest Amount” means, for any day during any Interest Accrual Period, the sum of the following amounts:

(a)    with respect to any Term SOFR Advance outstanding on such day, the result of (i) the product of (x) the Term SOFR Reference Rate in effect for such Interest Accrual Period and (y) the principal amount of such Series 2022-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(b)    with respect to any Base Rate Advance outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Series 2022-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 365 or 366, as applicable; plus

(c)    with respect to any CP Advance outstanding on such day, the result of (i) the product of (x) the CP Rate in effect for such Interest Accrual Period and (y) the principal amount of such Series 2022-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(d)    with respect to any Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Swingline Loans and Unreimbursed L/C Drawings outstanding as of the close of business on such day divided by (ii) 365 or 366, as applicable; plus

(e)    with respect to any Undrawn L/C Face Amounts outstanding on such day, the L/C Quarterly Fees that accrue thereon for such day.

“Daily Post-Renewal Date Additional Interest Amount” means, for any day during any Interest Accrual Period commencing on or after the Series 2022-1 Class A-1 Notes Renewal Date, the sum of (a) the result of (i) the product of (x) the Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate and (y) the Series 2022-1 Class A-1 Outstanding Principal Amount (excluding any Base Rate Advances and Undrawn L/C Face Amounts included therein) as of the close of business on such day divided by (ii) 360 and (b) the result of (i) the product of (x) the Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate and (y) any Base Rate Advances included in the Series 2022-1 Class A-1 Outstanding Principal Amount as of the close of business on such day divided by (ii) 365 or 366, as applicable.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Electronic Transmission” has the meaning set forth in Section 15.11(a) of this Series 2022-1 Supplement.

“Estimated Daily Commitment Fees Amount” means (a) for any day during the first Quarterly Fiscal Period, $3,077.83 and (b) for any day during any other Quarterly Fiscal Period, the average of the Daily Commitment Fees Amounts for each day during the immediately preceding Quarterly Fiscal Period.

“Estimated Daily Interest Amount” means (a) for any day during the initial Quarterly Fiscal Period, $7,854.72 and (b) for any day during any other Quarterly Fiscal Period, the average of the Daily Interest Amounts for each day during the immediately preceding Quarterly Fiscal Period.

“Funding Agent” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Increase” has the meaning set forth in Section 2.1(a) of the Series 2022-1 Supplement.

“Increased Capital Costs” has the meaning set forth in Section 3.08 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Increased Costs” has the meaning set forth in Section 3.06 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Increased Tax Costs” has the meaning set forth in Section 3.09 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Initial Quarterly Payment Date” means September 5, 2022.

“Interest Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Interest Amounts for each day in such Interest Accrual Period minus (b) the aggregate of the Estimated Daily Interest Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, the “Interest Adjustment Amount” for any Interest Accrual Period shall be deemed to be a “Class A-1 Notes Interest Adjustment Amount” for such Interest Accrual Period.

“Investor” means any one of the Conduit Investors and the Committed Note Purchasers and “Investors” means the Conduit Investors and the Committed Note Purchasers collectively.

“Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchaser(s) set forth opposite the name of such Conduit

Investor on Schedule I to the Series 2022-1 Class A-1 Note Purchase Agreement (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement or Investor Group Supplement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party thereto), any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2022-1 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser that is not related to a Conduit Investor, collectively, such Committed Note Purchaser, any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2022-1 Class A-1 Noteholder for such Investor Group).

“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, the portion of the Increase, if any, actually funded by such Investor Group on such Business Day.

“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Series 2022-1 Closing Date, an amount equal to (i) such Investor Group’s Commitment Percentage of the Series 2022-1 Class A-1 Initial Advance Principal Amount plus (ii) such Investor Group’s Commitment Percentage of the Series 2022-1 Class A-1 Outstanding Subfacility Amount outstanding on the Series 2022-1 Closing Date, and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (excluding any Series 2022-1 Class A-1 Outstanding Subfacility Amount included therein) plus (ii) the Investor Group Increase Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group on the Series 2022-1 Class A-1 Advance Notes on such date plus (iv) such Investor Group’s Commitment Percentage of the Series 2022-1 Class A-1 Outstanding Subfacility Amount outstanding on such date.

“Investor Group Supplement” has the meaning set forth in Section 9.18(c) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“KBRA” means Kroll Bond Rating Agency, LLC (and any successor or successors thereto).

“L/C Commitment” means the obligation of each L/C Provider directly or through an L/C Issuing Bank to provide Letters of Credit pursuant to Section 2.07 of the Series 2022-1 Class A-1 Note Purchase Agreement, in an aggregate Undrawn L/C Face Amount, together with any Unreimbursed L/C Drawings, not to exceed the face amount of the Series 2022-1 Class A-1 L/C Notes held by such L/C Provider. As of the Series 2022-1 Closing Date, the aggregate amount of L/C Commitments is $35,000,000, which amount may be reduced or increased pursuant to Section 2.07(g) of the Series 2022-1 Class A-1 Note Purchase Agreement or reduced pursuant to Section 2.05(b) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“L/C Issuing Bank” has the meaning set forth in Section 2.07(h) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“L/C Obligations” means, at any time, an amount equal to the sum of (i) any Undrawn L/C Face Amounts outstanding at such time and (ii) any Unreimbursed L/C Drawings outstanding at such time.

“L/C Other Reimbursement Costs” has the meaning set forth in Section 2.08(a)(ii) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“L/C Provider” means each Person in whose name a Series 2022-1 Class A-1 L/C Note is registered in the Note Register, and its permitted successors and assigns in such capacity. References to an L/C Provider herein and in the Series 2022-1 Class A-1 Note Purchase Agreement shall apply independently to each L/C Provider in such capacity and solely with respect to such L/C Provider’s L/C Commitment or the Letters of Credit issued in respect thereof, unless otherwise required by the context.

“L/C Quarterly Fees” has the meaning set forth in Section 2.07(d) of the Series 2022-1 Class A-1 Note Purchase Agreement. For purposes of the Base Indenture, the “L/C Quarterly Fees” shall be deemed to be a “Senior Notes Quarterly Interest Amount.”

“L/C Reimbursement Amount” has the meaning set forth in Section 2.08(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Lender Party” means any Investor, the Swingline Lender or an L/C Provider and “Lender Parties” means the Investors, the Swingline Lender and each L/C Provider, collectively.

“Letter of Credit” has the meaning set forth in Section 2.07(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Mandatory Decrease” has the meaning set forth in Section 2.2(a) of the Series 2022-1 Supplement.

“Maximum Investor Group Principal Amount” means, as to each Investor Group existing on the Series 2022-1 Closing Date, the amount set forth on Schedule I to the Series 2022-1 Class A-1 Note Purchase Agreement as such Investor Group’s Maximum Investor Group Principal Amount or, in the case of any other Investor Group, the amount set forth as such Investor Group’s Maximum Investor Group Principal Amount in the Assignment and Assumption Agreement or Investor Group Supplement by which the members of such Investor Group become parties to the Series 2022-1 Class A-1 Note Purchase Agreement, in each case, as such amount may be (i) reduced pursuant to Section 2.05 of the Series 2022-1 Class A-1 Note Purchase Agreement or (ii) increased or decreased by any Assignment and Assumption Agreement or Investor Group Supplement entered into by the members of such Investor Group in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Official Body” has the meaning set forth in the definition of “Change in Law.”

“Other Class A-1 Transaction Expenses” means all amounts payable pursuant to Section 9.05(a) of the Series 2022-1 Class A-1 Note Purchase Agreement other than Class A-1 Amendment Expenses.

“Outstanding Principal Amount” means with respect to any one or more Series, Classes, Subclasses or Tranches of Notes, as applicable at any time, the aggregate principal amount Outstanding of such Notes at such time.

“Prepayment Record Date” means, with respect to the date of any Series 2022-1 Class A-1 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2022-1 Class A-1 Prepayment unless such last day is less than ten (10) Business Days prior to the date of such Series 2022-1 Class A-1 Prepayment, in which case the “Prepayment Record Date” will be the date that is ten (10) Business Days prior to the date of such Series 2022-1 Class A-1 Prepayment.

“Program Support Agreement” means, with respect to any Conduit Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2022-1 Class A-1 Note of such Conduit Investor providing for the issuance of one or more letters of credit for the account of such Conduit Investor, the issuance of one or more insurance policies for which such Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Investor to any Program Support Provider of the Series 2022-1 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means, with respect to any Conduit Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Investor in respect of such Conduit Investor’s Commercial Paper and/or Series 2022-1 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Commercial Paper issued by such Conduit Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person.

“Rating Agency” means, collectively, S&P, KBRA, and any successor or successors thereto. In the event that at any time the rating agencies rating the Series 2022-1 Class A-1 Notes do not include S&P and/or KBRA, references to rating categories of such former Rating Agency in the Series 2022-1 Supplement shall be deemed instead to be references to the equivalent categories of such other rating agency as then has been appointed to rate and is rating the Series 2022-1 Class A-1 Notes as of the most recent date on which such other rating agency and such former Rating Agency’s published ratings for the type of security in respect of which such alternative rating agency is used.

“Series 2022-1 Class A-1 Administrative Agent” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Administrative Agent” shall be deemed to be a “Class A-1 Administrative Agent.”

“Series 2022-1 Class A-1 Administrative Expenses” means, for any Weekly Allocation Date, the aggregate amount of any Administrative Agent Fees and Class A-1 Amendment Expenses then due and payable and not previously paid and, if the following Quarterly Payment Date is a Series 2022-1 Class A-1 Notes Renewal Date, the amount of any Class A-1

Extension Fees due and payable on such Quarterly Payment Date. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Administrative Expenses” shall be deemed to be “Class A-1 Notes Administrative Expenses.”

“Series 2022-1 Class A-1 Advance” has the meaning set forth in the recitals to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Series 2022-1 Class A-1 Advance Notes” has the meaning set forth in the “Designation” in the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Advance Request” has the meaning set forth under “Advance Request” in this Annex A.

“Series 2022-1 Class A-1 Allocated Payment Reduction Amount” has the meaning set forth in Section 2.05(b)(iv) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Series 2022-1 Class A-1 Commitment Fees Amount” means, as of any date of determination for any Interest Accrual Period, an amount equal to the sum of (a) the aggregate of the Estimated Daily Commitment Fees Amounts for each day in such Interest Accrual Period, (b) if such date of determination occurs on or after the last day of such Interest Accrual Period, the Commitment Fee Adjustment Amount with respect to such Interest Accrual Period, and (c) the amount of any Class A-1 Notes Commitment Fees Shortfall Amount with respect to the Series 2022-1 Class A-1 Notes (as determined pursuant to Section 5.12(e) of the Base Indenture) for the immediately preceding Interest Accrual Period together with Additional Class A-1 Notes Commitment Fees Shortfall Interest (as determined pursuant to Section 5.12(e) of the Base Indenture) on such Class A-1 Notes Commitment Fees Shortfall Amount. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Commitment Fees Amount” shall be deemed to be a “Class A-1 Commitment Fees Amount.”

“Series 2022-1 Class A-1 Distribution Account” means account no. 13334700 entitled “Citibank, N.A. f/b/o IHOP Funding LLC, Series 2022-1 - Series 2022-1 Distribution Account” maintained by the Trustee pursuant to Section 3.7(a) of the Series 2022-1 Supplement or any successor securities account maintained pursuant to Section 3.7(a) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Distribution Account Collateral” has the meaning set forth in Section 3.7(b) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2022-1 Class A-1 Outstanding Principal Amount exceeds the Series 2022-1 Class A-1 Notes Maximum Principal Amount.

“Series 2022-1 Class A-1 Initial Advance” has the meaning set forth in Section 2.1(a) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2022-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Initial Advances made on the Series 2022-1 Closing Date pursuant to Section 2.1(a) of the Series 2022-1 Supplement, which is $100,000,000.

“Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount” means the aggregate initial outstanding principal amount of the Series 2022-1 Class A-1 L/C Notes of the L/C Provider corresponding to the aggregate Undrawn L/C Face Amounts of the Letters of Credit issued on the Series 2022-1 Closing Date pursuant to Section 2.07 of the Series 2022-1 Class A-1 Note Purchase Agreement, which is $3,395,935.80.

“Series 2022-1 Class A-1 Initial Swingline Loan” has the meaning set forth in Section 2.1(b) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Initial Swingline Principal Amount” means the aggregate initial outstanding principal amount of the Series 2022-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Swingline Loans made on the Series 2022-1 Closing Date pursuant to Section 2.06 of the Series 2022-1 Class A-1 Note Purchase Agreement, which is $0.

“Series 2022-1 Class A-1 L/C Notes” has the meaning set forth in the “Designation” in the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Noteholder” means the Person in whose name a Series 2022-1 Class A-1 Note is registered in the Note Register.

“Series 2022-1 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement, dated as of August 12, 2022, by and among the Co-Issuers, the Guarantors, the Manager, Investors with respect to the Series 2022-1 Class A-1 Notes, the Series 2022-1 Class A-1 Noteholders and Coöperatieve Rabobank U.A., New York Branch, as L/C Provider, Swingline Lender and administrative agent thereunder, pursuant to which the Series 2022-1 Class A-1 Noteholders have agreed to purchase the Series 2022-1 Class A-1 Notes from the Co-Issuers, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.

“Series 2022-1 Class A-1 Note Rate” means, for any day, (a) with respect to any portion of the Series 2022-1 Class A-1 Outstanding Principal Amount as of such day, the CP Rate, Term SOFR or the Base Rate, as applicable thereto pursuant to the Series 2022-1 Class A-1 Note Purchase Agreement for such day, and (b) with respect to any other amounts that any Transaction Document provides is to bear interest by reference to the Series 2022-1 Class A-1 Note Rate, the Base Rate in effect for such day.

“Series 2022-1 Class A-1 Notes” has the meaning set forth in the “Designation” in the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Notes Amortization Event” means the event in which the Outstanding Principal Amount of the Series 2022-1 Class A-1 Notes is not paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) on or prior to the Series 2022-1 Class A-1 Notes Renewal Date (as may be extended pursuant to Section 3.6(b)). For purposes of the Base Indenture, a “Series 2022-1 Class A-1 Notes Amortization Event” shall be deemed to be a “Class A-1 Notes Amortization Event.”

“Series 2022-1 Class A-1 Notes Amortization Period” means the period commencing on the date on which a Series 2022-1 Class A-1 Notes Amortization Event occurs and ending on the date on which there are no Series 2022-1 Class A-1 Notes Outstanding. For purposes of the Base Indenture, a “Series 2022-1 Class A-1 Notes Amortization Period” shall be deemed to be a “Class A-1 Notes Amortization Period.”

“Series 2022-1 Class A-1 Notes Maximum Principal Amount” means $325,000,000, as such amount may be reduced pursuant to Section 2.05 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Series 2022-1 Class A-1 Notes Quarterly Commitment Fees Amount” means, for any Interest Accrual Period, with respect to all Outstanding Series 2022-1 Class A-1 Notes, the aggregate of the Daily Commitment Fee Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Notes Quarterly Commitment Fees Amount” shall be deemed to be a “Class A-1 Notes Quarterly Commitment Fees Amount.”

“Series 2022-1 Class A-1 Notes Renewal Date” means the Quarterly Payment Date in June 2027, which date (x) may be extended on or before such Quarterly Payment Date at the election of the Manager (on behalf of the Co-Issuers) until the Quarterly Payment Date in June 2028, and (y) may be further extended at the election of the Manager (on behalf of the Co-Issuers) on or before the Quarterly Payment Date in June 2028 until the Quarterly Payment Date in June 2029, in each case pursuant to Section 3.6(b) of the Series 2022-1 Supplement and without the consent of the Trustee, the Control Party, the Controlling Class Representative, the Series 2022-1 Class A-1, the Series 2022-1 Class A-1 Noteholders or any other Secured Party. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Notes Renewal Date” shall be deemed to be a “Class A-1 Notes Renewal Date.”

“Series 2022-1 Class A-1 Other Amounts” means, for any Weekly Allocation Date, the aggregate amount of any Breakage Amount, Class A-1 Indemnities, Increased Capital Costs, Increased Costs, Increased Tax Costs, L/C Other Reimbursement Costs and Other Class A-1 Transaction Expenses then due and payable and not previously paid. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Other Amounts” shall be deemed to be “Class A-1 Notes Other Amounts.”

“Series 2022-1 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2022-1 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Decrease, a prepayment, a redemption or otherwise) made on the Series 2022-1 Class A-1 Advance Notes on or prior to such date plus (c) any Increases in the Series 2022-1 Class A-1 Outstanding Principal Amount pursuant to Section 2.1 of the Series 2022-1 Supplement resulting from Series 2022-1 Class A-1 Advances made on or prior to such date and after the Series 2022-1 Closing Date plus (d) any Series 2022-1 Class A-1 Outstanding Subfacility Amount on such date; provided that, at no time may the Series 2022-1 Class A-1 Outstanding Principal Amount exceed the Series 2022-1 Class A-1 Notes Maximum Principal Amount. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Outstanding Principal Amount” shall be deemed to be an “Outstanding Principal Amount.”

“Series 2022-1 Class A-1 Outstanding Subfacility Amount” means, when used with respect to any date, the aggregate principal amount of any Series 2022-1 Class A-1 Swingline Notes and Series 2022-1 Class A-1 L/C Notes outstanding on such date (after giving effect to Subfacility Increases or Subfacility Decreases therein to occur on such date pursuant to the terms of the Series 2022-1 Class A-1 Note Purchase Agreement or the Series 2022-1 Supplement).

“Series 2022-1 Class A-1 Post-Renewal Date Additional Interest” means, for any Interest Accrual Period commencing on or after the Series 2022-1 Class A-1 Notes Renewal Date, an amount equal to the sum of the aggregate of the Daily Post-Renewal Date Additional Interest Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, “Series 2022-1 Class A-1 Post-Renewal Date Additional Interest” shall be deemed to be “Senior Notes Quarterly Post-ARD Additional Interest.”

“Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate” has the meaning set forth in Section 3.4(c) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Prepayment” means any prepayment in respect of the Series 2022-1 Class A-1 Notes under Section 3.6(d)(i) or Section 3.6(k).

“Series 2022-1 Class A-1 Quarterly Interest Amount” means, for any Interest Accrual Period, with respect to all Outstanding Series 2022-1 Class A-1 Notes, the aggregate of the Daily Interest Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Quarterly Interest Amount” shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2022-1 Class A-1 Subfacility Noteholder” means the Person in whose name a Series 2022-1 Class A-1 Swingline Note or Series 2022-1 Class A-1 L/C Note is registered in the Note Register.

“Series 2022-1 Class A-1 Swingline Notes” has the meaning set forth in the “Designation” of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 VFN Fee Letter” means the Fee Letter, dated as of the Series 2022-1 Closing Date, by and among the Co-Issuers, the Guarantors, the Manager, the Conduit Investors, the Committed Note Purchasers, the Funding Agents, the L/C Provider, the Swingline Lender, and the Series 2022-1 Class A-1 Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Series 2022-1 Closing Date” means August 12, 2022.

“Series 2022-1 Extension Elections” means, collectively, the Series 2022-1 First Extension Election and the Series 2022-1 Second Extension Election.

“Series 2022-1 Final Payment” means the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2022-1 Class A-1 Notes, the expiration or cash collateralization in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement of all Undrawn L/C Face Amounts (after giving effect to the provisions of Section 4.04 of the Series 2022-1 Class A-1 Note Purchase Agreement), the payment of all fees and expenses and other amounts then due and payable under the Series 2022-1 Class A-1 Note Purchase Agreement and the termination in full of all Commitments.

“Series 2022-1 Final Payment Date” means the date on which the Series 2022-1 Final Payment is made.

“Series 2022-1 First Extension Election” has the meaning set forth in Section 3.6(b)(i) of the Series 2022-1 Supplement.

“Series 2022-1 Ineligible Account” has the meaning set forth in Section 3.11 of the Series 2022-1 Supplement.

“Series 2022-1 Legal Final Maturity Date” means the Quarterly Payment Date occurring in June 2052. For purposes of the Base Indenture, the “Series 2022-1 Legal Final Maturity Date” shall be deemed to be a “Series Legal Final Maturity Date.”

“Series 2022-1 Outstanding Principal Amount” means, with respect to any date, the sum of the Series 2022-1 Class A-1 Outstanding Principal Amount.

“Series 2022-1 Prepayment Date” means the date on which any prepayment on the Series 2022-1 Class A-1 Notes is made pursuant to Section 3.6(d)(i), Section 3.6(d)(ii) or Section 3.6(k) of the Series 2022-1 Supplement, the immediately succeeding Quarterly Payment Date.

“Series 2022-1 Second Extension Election” has the meaning set forth in Section 3.6(b)(ii) of the Series 2022-1 Supplement.

“Series 2022-1 Securities Intermediary” has the meaning set forth in Section 3.9(a) of the Series 2022-1 Supplement.

“Series 2022-1 Supplement” means the Series 2022-1 Supplement, dated as of the Series 2022-1 Closing Date by and among the Co-Issuers, the Trustee and the Series 2022-1 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Similar Law” means any federal, state, local, or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

“STAMP” has the meaning set forth in Section 4.3(a) of the Series 2022-1 Supplement.

“Subfacility Decrease” has the meaning set forth in Section 2.2(d) of the Series 2022-1 Supplement.

“Subfacility Increase” has the meaning set forth in Section 2.1(b) of the Series 2022-1 Supplement.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.06 of the Series 2022-1 Class A-1 Note Purchase Agreement in an aggregate principal amount at any one time outstanding not to exceed

$15,000,000, as such amount may be reduced or increased pursuant to Section 2.06(h) of the Series 2022-1 Class A-1 Note Purchase Agreement or reduced pursuant to Section 2.05(b) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Swingline Lender” means Rabobank, in its capacity as maker of Swingline Loans, and its permitted successors and assigns in such capacity.

“Swingline Loans” has the meaning set forth in Section 2.06(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Term SOFR” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Term SOFR Advance” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Uncertificated Note” means any Note issued in uncertificated, fully registered form evidenced by entry in the Note Register.

“Undrawn Commitment Fees” has the meaning set forth in Section 3.03(b) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Undrawn L/C Face Amounts” means, at any time, the aggregate then undrawn and unexpired face amount of any Letters of Credit outstanding at such time.

“Unreimbursed L/C Drawings” means, at any time, the aggregate amount of any L/C Reimbursement Amounts that have not then been reimbursed pursuant to Section 2.08 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Voluntary Decrease” has the meaning set forth in Section 2.2(b) of the Series 2022-1 Supplement.

Exhibits to Series 2022-1 Supplement

EXHIBIT A-1-1

FORM OF SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 ADVANCE NOTE

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1 (THIS “NOTE”), WHICH IS A SERIES 2022-1 CLASS A-1 ADVANCE NOTE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF APPLEBEE’S FUNDING LLC AND IHOP FUNDING LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF AUGUST 12, 2022 (AS AMENDED, SUPPLEMENTED OR MODIFIED, THE “CLASS A-1 NOTE PURCHASE AGREEMENT”), BY AND AMONG THE CO-ISSUERS, DINE BRANDS GLOBAL, INC., AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-A-[ ]	up to $[ ]

SEE REVERSE FOR CERTAIN CONDITIONS

APPLEBEE’S FUNDING LLC and

IHOP FUNDING LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 ADVANCE NOTE

APPLEBEE’S FUNDING LLC, a limited liability company formed under the laws of the State of Delaware, and IHOP FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, together, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to [                    ], or registered assigns, up to the principal sum of [                    ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2022-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided that the entire unpaid principal amount of this Note shall be due on June 5, 2052 (the “Series 2022-1 Legal Final Maturity Date”). Pursuant to the Class A-1 Note Purchase Agreement and the Series 2022-1 Supplement, the principal amount of this Note may be subject to Increases or Decreases on any Business Day during the Commitment Term, and principal with respect to the Series 2022-1 Class A-1 Notes may be paid earlier than the Series 2022-1 Legal Final Maturity Date as described in the Indenture. The Co-Issuers will pay interest on this Series 2022-1 Class A-1 Advance Note (this “Note”) at the Series 2022-1 Class A-1 Note Rate for each Interest Accrual Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 5th day (or, if such 5th day is not a Business Day, the next succeeding Business Day) of each March, June, September and December, commencing September 5, 2022 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including August 12, 2022 to but excluding the day that is two (2) Business Days prior to the first Quarterly Calculation Date and (ii) thereafter, any period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date (each, an “Interest Accrual Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay additional interest on this Note at the Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate, and such additional interest shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Class A-1 Note Purchase Agreement, the Co-Issuers further jointly and severally agree to pay to the holder of this Note such holder’s portion of the other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Class A-1 Note Purchase Agreement.

A-1-1-2

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Increase and Decrease with respect thereto and the Series 2022-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Co-Issuers in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount.

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust – Applebee’s Funding LLC & IHOP Funding LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Subject to the next following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers enforceable in accordance with its terms have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

A-1-1-3

IN WITNESS WHEREOF, each of the Co-Issuers has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

APPLEBEE’S FUNDING LLC, as Co-Issuer

By:
Name:
Title:

IHOP FUNDING LLC, as Co-Issuer

By:
Name:
Title:

A-1-1-4

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2022-1 Class A-1 Advance Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

A-1-1-5

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2022-1 Class A-1 Notes of the Co-Issuers designated as their Series 2022-1 Variable Funding Senior Notes, Class A-1 (herein called the “Series 2022-1 Class A-1 Notes”), and is one of the Subclass thereof designated as the Series 2022-1 Class A-1 Advance Notes (herein called the “Series 2022-1 Class A-1 Advance Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of June 5, 2019 (as further amended, supplemented or modified, is herein called the “Base Indenture”), among the Co-Issuers and Citibank, N.A., as trustee (in such capacity, the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2022-1 Supplement to the Base Indenture, dated as of August 12, 2022 (the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee, and Citibank, N.A., as Series 2022-1 securities intermediary. The Base Indenture and the Series 2022-1 Supplement are referred to herein as the “Indenture”. The Series 2022-1 Class A-1 Advance Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2022-1 Class A-1 Advance Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

As provided for in the Indenture, the Series 2022-1 Class A-1 Advance Notes may be prepaid, in whole or in part, at the option of the Co-Issuers. In addition, the Series 2022-1 Class A-1 Advance Notes are subject to mandatory prepayment as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2022-1 Legal Final Maturity Date. Subject to the terms and conditions of the Class A-1 Note Purchase Agreement, all payments of principal of the Series 2022-1 Class A-1 Advance Notes will be made pro rata to the holders of Series 2022-1 Class A-1 Advance Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and additional interest, if any, will each accrue on the Series 2022-1 Class A-1 Advance Notes at the rates set forth in the Indenture. The interest and additional interest, if any, will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2022-1 Class A-1 Advance Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

A-1-1-6

Unless otherwise specified in the Series 2022-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2022-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the Series 2022-1 Class A-1 Distribution Account no later than 1:00 p.m. (New York City time) if a Series 2022-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided that the final principal payment due on a Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Series 2022-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2022-1 Class A-1 Note at the applicable Corporate Trust Office, which such surrender by the Series 2022-1 Class A-1 Noteholders shall also constitute a general release by the Series 2022-1 Class A-1 Noteholders hereof from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Co-Issuers pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed by, the Series 2022-1 Class A-1 Noteholder hereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Note Registrar may require and as may be required by the Series 2022-1 Supplement, and thereupon one or more new Series 2022-1 Class A-1 Advance Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2022-1 Class A-1 Noteholder, by acceptance of a Series 2022-1 Class A-1 Note, covenants and agrees by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of the latest maturing note issued under the Indenture, such Series 2022-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document.

It is the intent of the Co-Issuers and each Series 2022-1 Class A-1 Noteholder that, for federal, state, local income and franchise tax purposes only, the Series 2022-1 Class A-1 Notes will evidence indebtedness of the Co-Issuers secured by the Collateral. Each Series 2022-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for all purposes of federal, state, local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

A-1-1-7

The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2022-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Series 2022-1 Class A-1 Noteholders under the Indenture at any time by the Co-Issuers with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2022-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Co-Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2022-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2022-1 Class A-1 Noteholder and upon all future Series 2022-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is neither a Plan (including, without limitation, an entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the entity or otherwise) nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its acquisition, holding and disposition of this Note (or any interest herein) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

The term “Co-Issuer” as used in this Note includes any successor to a Co-Issuer.

The Series 2022-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

[Remainder of page intentionally left blank]

A-1-1-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                      , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:	[1]

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

A-1-1-9

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2022-1 Class A- 1 Note Rate	Interest Accrual Period (if applicable)	Notation Made By

A-1-1-10

A-1-1-11

EXHIBIT A-1-2

FORM OF SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 SWINGLINE NOTE

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1 (THIS “NOTE”), WHICH IS A SERIES 2022-1 CLASS A-1 SWINGLINE NOTE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF APPLEBEE’S FUNDING LLC AND IHOP FUNDING LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF AUGUST 12, 2022 (AS AMENDED, SUPPLEMENTED OR MODIFIED, THE “CLASS A-1 NOTE PURCHASE AGREEMENT”), BY AND AMONG THE CO-ISSUERS, DINE BRANDS GLOBAL, INC., AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO SUBFACILITY INCREASES AND SUBFACILITY DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-S-[ ]	up to $[ ]

A-1-2-1

SEE REVERSE FOR CERTAIN CONDITIONS

APPLEBEE’S FUNDING LLC and

IHOP FUNDING LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 SWINGLINE NOTE

APPLEBEE’S FUNDING LLC, a limited liability company formed under the laws of the State of Delaware, and IHOP FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, together, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to [                    ], or registered assigns, up to the principal sum of [                    ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2022-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided that the entire unpaid principal amount of this Note shall be due on June 5, 2052 (the “Series 2022-1 Legal Final Maturity Date”). Pursuant to the Class A-1 Note Purchase Agreement and the Series 2022-1 Supplement, the principal amount of this Note may be subject to Subfacility Increases or Subfacility Decreases on any Business Day during the Commitment Term, and principal with respect to the Series 2022-1 Class A-1 Notes may be paid earlier than the Series 2022-1 Legal Final Maturity Date as described in the Indenture. The Co-Issuers will pay interest on this Series 2022-1 Class A-1 Swingline Note (this “Note”) at the Series 2022-1 Class A-1 Note Rate for each Interest Accrual Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 5th day (or, if such 5th day is not a Business Day, the next succeeding Business Day) of each March, June, September and December, commencing September 5, 2022 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including August 12, 2022 to but excluding the day that is two (2) Business Days prior to the first Quarterly Calculation Date and (ii) thereafter, any period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date (each, an “Interest Accrual Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay additional interest on this Note at the Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate, and such additional interest shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Class A-1 Note Purchase Agreement, the Co-Issuers further jointly and severally agree to pay to the holder of this Note such holder’s portion of the other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Class A-1 Note Purchase Agreement.

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The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Subfacility Increase and Subfacility Decrease with respect thereto and the Series 2022-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Co-Issuers in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount.

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust – Applebee’s Funding LLC & IHOP Funding LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Subject to the next following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers enforceable in accordance with its terms have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, each of the Co-Issuers has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

APPLEBEE’S FUNDING LLC, as Co-Issuer

By:
Name:
Title:

IHOP FUNDING LLC, as Co-Issuer

By:
Name:
Title:

A-1-2-4

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2022-1 Class A-1 Swingline Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

A-1-2-5

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2022-1 Class A-1 Notes of the Co-Issuers designated as their Series 2022-1 Variable Funding Senior Notes, Class A-1 (herein called the “Series 2022-1 Class A-1 Notes”), and is one of the Subclass thereof designated as the Series 2022-1 Class A-1 Swingline Notes (herein called the “Series 2022-1 Class A-1 Swingline Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of June 5, 2019 (as further amended, supplemented or modified, is herein called the “Base Indenture”), among the Co-Issuers and Citibank, N.A., as trustee (in such capacity, the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2022-1 Supplement to the Base Indenture, dated as of August 12, 2022 (the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee and Citibank, N.A., as series 2022-1 securities intermediary. The Base Indenture and the Series 2022-1 Supplement are referred to herein as the “Indenture”. The Series 2022-1 Class A-1 Swingline Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2022-1 Class A-1 Swingline Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

As provided for in the Indenture, the Series 2022-1 Class A-1 Swingline Notes may be prepaid, in whole or in part, at the option of the Co-Issuers. In addition, the Series 2022-1 Class A-1 Swingline Notes are subject to mandatory prepayment as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2022-1 Legal Final Maturity Date. Subject to the terms and conditions of the Class A-1 Note Purchase Agreement, all payments of principal of the Series 2022-1 Class A-1 Swingline Notes will be made pro rata to the holders of Series 2022-1 Class A-1 Swingline Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and additional interest, if any, will each accrue on the Series 2022-1 Class A-1 Swingline Notes at the rates set forth in the Indenture. The interest and additional interest, if any, will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2022-1 Class A-1 Swingline Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

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Unless otherwise specified in the Series 2022-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2022-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the Series 2022-1 Class A-1 Distribution Account no later than 1:00 p.m. (New York City time) if a Series 2022-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided that the final principal payment due on a Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Series 2022-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2022-1 Class A-1 Note at the applicable Corporate Trust Office, which such surrender by the Series 2022-1 Class A-1 Noteholders shall also constitute a general release by the Series 2022-1 Class A-1 Noteholders hereof from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Co-Issuers pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed by, the Series 2022-1 Class A-1 Noteholder hereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Note Registrar may require and as may be required by the Series 2022-1 Supplement, and thereupon one or more new Series 2022-1 Class A-1 Swingline Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2022-1 Class A-1 Noteholder, by acceptance of a Series 2022-1 Class A-1 Note, covenants and agrees by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of the latest maturing note issued under the Indenture, such Series 2022-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document.

It is the intent of the Co-Issuers and each Series 2022-1 Class A-1 Noteholder that, for federal, state, local income and franchise tax purposes only, the Series 2022-1 Class A-1 Notes will evidence indebtedness of the Co-Issuers secured by the Collateral. Each Series 2022-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for all purposes of federal, state, local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

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The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2022-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Series 2022-1 Class A-1 Noteholders under the Indenture at any time by the Co-Issuers with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2022-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Co-Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2022-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2022-1 Class A-1 Noteholder and upon all future Series 2022-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is neither a Plan (including, without limitation, an entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the entity or otherwise) nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its acquisition, holding and disposition of this Note (or any interest herein) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

The term “Co-Issuer” as used in this Note includes any successor to a Co-Issuer.

The Series 2022-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:	[1]

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

A-1-2-10

SUBFACILITY INCREASES AND SUBFACILITY DECREASES

Date	Unpaid Principal Amount	Subfacility Increase	Subfacility Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Accrual Period (if applicable)	Notation Made By

A-1-2-11

A-1-2-12

EXHIBIT A-1-3

FORM OF SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 L/C NOTE

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1 (THIS “NOTE”), WHICH IS A SERIES 2022-1 CLASS A-1 L/C NOTE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF APPLEBEE’S FUNDING LLC AND IHOP FUNDING LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF AUGUST 12, 2022 (AS AMENDED, SUPPLEMENTED OR MODIFIED, THE “CLASS A-1 NOTE PURCHASE AGREEMENT”), BY AND AMONG THE CO-ISSUERS, DINE BRANDS, INC., AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT. THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO SUBFACILITY INCREASES AND SUBFACILITY DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ALL L/C OBLIGATIONS RELATING TO LETTERS OF CREDIT ISSUED BY THE HOLDER OF THIS NOTE (WHETHER IN RESPECT OF UNDRAWN L/C FACE AMOUNTS OR UNREIMBURSED L/C DRAWINGS) SHALL BE DEEMED TO BE PRINCIPAL OUTSTANDING UNDER THIS NOTE FOR ALL PURPOSES OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, THE INDENTURE AND THE OTHER TRANSACTION DOCUMENTS OTHER THAN, IN THE CASE OF UNDRAWN L/C FACE AMOUNTS, FOR PURPOSES OF ACCRUAL OF INTEREST. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-L-[ ]	up to $[ ]

A-1-3-1

SEE REVERSE FOR CERTAIN CONDITIONS

APPLEBEE’S FUNDING LLC and

IHOP FUNDING LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 L/C NOTE

APPLEBEE’S FUNDING LLC, a limited liability company formed under the laws of the State of Delaware, and IHOP FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, together, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to [                    ], or registered assigns, up to the principal sum of [                    ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2022-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided that the entire unpaid principal amount of this Note shall be due on June 5, 2052 (the “Series 2022-1 Legal Final Maturity Date”). The initial outstanding principal amount of this Note shall equal the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount. Pursuant to the Class A-1 Note Purchase Agreement and the Series 2022-1 Supplement, the principal amount of this Note may be subject to Subfacility Increases or Subfacility Decreases on any Business Day during the Commitment Term, and principal with respect to the Series 2022-1 Class A-1 Notes may be paid earlier than the Series 2022-1 Legal Final Maturity Date as described in the Indenture. The Co-Issuers will pay (i) interest on this Series 2022-1 Class A-1 L/C Note (this “Note”) at the Series 2022-1 Class A-1 Note Rate and (ii) the Series 2022-1 Class A-1 L/C Fees, in each case, for each Interest Accrual Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 5th day (or, if such 5th day is not a Business Day, the next succeeding Business Day) of each March, June, September and December, commencing September 5, 2022 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including August 12, 2022 to but excluding the day that is two (2) Business Days prior to the first Quarterly Calculation Date and (ii) thereafter, any period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date (each, an “Interest Accrual Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay additional interest and fees on this Note at the Series 2022-1 Class A-1 Post-Renewal Date Additional Interest Rate, and such additional interest and fees shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Class A-1 Note Purchase Agreement, the Co-Issuers further jointly and severally agree to pay to the holder of this Note such holder’s portion of the other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Class A-1 Note Purchase Agreement.

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The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Subfacility Increase and Subfacility Decrease with respect thereto and the Series 2022-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Co-Issuers in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount.

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust – Applebee’s Funding LLC & IHOP Funding LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Subject to the next following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers enforceable in accordance with its terms have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Co-Issuers has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

APPLEBEE’S FUNDING LLC, as Co-Issuer

By:
Name:
Title:

IHOP FUNDING LLC, as Co-Issuer

By:
Name:
Title:

A-1-3-4

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2022-1 Class A-1 L/C Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

A-1-3-5

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2022-1 Class A-1 Notes of the Co-Issuers designated as their Series 2022-1 Variable Funding Senior Notes, Class A-1 (herein called the “Series 2022-1 Class A-1 Notes”), and is one of the Subclass thereof designated as the Series 2022-1 Class A-1 L/C Notes (herein called the “Series 2022-1 Class A-1 L/C Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of June 5, 2019 (as further amended, supplemented or modified, is herein called the “Base Indenture”), among the Co-Issuers and Citibank, N.A., as trustee (in such capacity, the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2022-1 Supplement to the Base Indenture, dated as of August 12, 2022 (the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee and Citibank, N.A., as series 2022-1 securities intermediary. The Base Indenture and the Series 2022-1 Supplement are referred to herein as the “Indenture”. The Series 2022-1 Class A-1 L/C Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2022-1 Class A-1 L/C Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

All L/C Obligations relating to Letters of Credit issued by the holder of this Note (whether in respect of Undrawn L/C Face Amounts or Unreimbursed L/C Drawings) shall be deemed to be principal outstanding under this Note for all purposes of the Class A-1 Note Purchase Agreement, the Indenture and the other Transaction Documents other than, in the case of Undrawn L/C Face Amounts, for purposes of accrual of interest. As provided for in the Indenture, the Series 2022-1 Class A-1 L/C Notes may be prepaid, in whole or in part, at the option of the Co-Issuers. In addition, the Series 2022-1 Class A-1 L/C Notes are subject to mandatory prepayment as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2022-1 Legal Final Maturity Date. Subject to the terms and conditions of the Class A-1 Note Purchase Agreement, all payments of principal of the Series 2022-1 Class A-1 L/C Notes will be made pro rata to the holders of Series 2022-1 Class A-1 L/C Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and fees and additional interest, if any, will each accrue on the Series 2022-1 Class A-1 L/C Notes at the rates set forth in the Indenture. The interest and fees and additional interest, if any, will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2022-1 Class A-1 L/C Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

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If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Unless otherwise specified in the Series 2022-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2022-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the Series 2022-1 Class A-1 Distribution Account no later than 1:00 p.m. (New York City time) if a Series 2022-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided that the final principal payment due on a Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Series 2022-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2022-1 Class A-1 Note at the applicable Corporate Trust Office, which such surrender by the Series 2022-1 Class A-1 Noteholders shall also constitute a general release by the Series 2022-1 Class A-1 Noteholders hereof from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Co-Issuers pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed by, the Series 2022-1 Class A-1 Noteholder hereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Note Registrar may require and as may be required by the Series 2022-1 Supplement, and thereupon one or more new Series 2022-1 Class A-1 L/C Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2022-1 Class A-1 Noteholder, by acceptance of a Series 2022-1 Class A-1 Note, covenants and agrees by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of the latest maturing note issued under the Indenture, such Series 2022-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document.

It is the intent of the Co-Issuers and each Series 2022-1 Class A-1 Noteholder that, for federal, state, local income and franchise tax purposes only, the Series 2022-1 Class A-1 Notes

A-1-3-7

will evidence indebtedness of the Co-Issuers secured by the Collateral. Each Series 2022-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for all purposes of federal, state, local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2022-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Series 2022-1 Class A-1 Noteholders under the Indenture at any time by the Co-Issuers with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2022-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Co-Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2022-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2022-1 Class A-1 Noteholder and upon all future Series 2022-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is neither a Plan (including, without limitation, an entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the entity or otherwise) nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its acquisition, holding and disposition of this Note (or any interest herein) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

The term “Co-Issuer” as used in this Note includes any successor to a Co-Issuer.

The Series 2022-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

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A-1-3-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:	[1]

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

A-1-3-10

SUBFACILITY INCREASES AND SUBFACILITY DECREASES

Date	Unpaid Principal Amount	Subfacility Increase	Subfacility Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Accrual Period (if applicable)	Notation Made By

A-1-3-11

A-1-3-12

EXHIBIT B-1

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS

OF SERIES 2022-1 CLASS A-1 NOTES

Citibank, N.A., as Trustee

480 Washington Boulevard

30th Floor

Jersey City, NJ 07310

Attention: Securities Window - Applebee’s Funding LLC & IHOP Funding LLC

Re:	Applebee’s Funding LLC; IHOP Funding LLC Series 2022-1 Variable Funding Senior Notes, Class A-1 Subclass: Series 2022-1 Class A-1 [Advance] [Swingline] [L/C] Notes (the “Notes”)

Reference is hereby made to (i) the Amended and Restated Base Indenture, dated as of June 5, 2019 (as further amended, supplemented or modified, is herein called the “Base Indenture”), among Applebee’s Funding LLC and IHOP Funding LLC, as co-issuers (the “Co-Issuers”), and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and as securities intermediary, and (ii) the Series 2022-1 Supplement to the Base Indenture, dated as of August 12, 2022 (the “Series 2022-1 Supplement” and, together with the Base Indenture, the “Indenture”), among the Co-Issuers, the Trustee and Citibank, N.A., as series 2022-1 securities intermediary. Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture or the Class A-1 Note Purchase Agreement, as applicable.

This certificate relates to U.S. $[        ] aggregate principal amount of Notes registered in the name of [                    ] [name of transferor] (the “Transferor”), who wishes to effect the transfer of such Notes in exchange for an equivalent principal amount of Notes of the same Subclass in the name of [                    ] [name of transferee] (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that either (A) it is a Co-Issuer or an Affiliate of a Co-Issuer or (B) such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Class A-1 Note Purchase Agreement, (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (iii) to a Person who is not a Competitor.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers and the Trustee that either it is a Co-Issuer or an Affiliate of a Co-Issuer, or:

1.    it has had an opportunity to discuss the Co-Issuers’ and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Co-Issuers and the Manager and their respective representatives;

2.    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2022-1 Class A-1 Notes;

B-1-1

3.    it is purchasing the Series 2022-1 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in paragraph (2) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act with respect to the Series 2022-1 Class A-1 Notes;

4.    it understands that (i) the Series 2022-1 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, (ii) the Co-Issuers are not required to register the Series 2022-1 Class A-1 Notes and (iii) any transfer must comply with the provisions of Sections 2.8 and 2.13 of the Base Indenture, Section 4.3 of the Series 2022-1 Supplement and Section 9.03 or 9.17, as applicable, of the Class A-1 Note Purchase Agreement;

5.    it will comply with the requirements of paragraph (4) above in connection with any transfer by it of the Series 2022-1 Class A-1 Notes;

6.    it understands that the Series 2022-1 Class A-1 Notes will bear the legend set out in the applicable form of Series 2022-1 Class A-1 Notes attached to the Series 2022-1 Supplement and be subject to the restrictions on transfer described in such legend;

7.    it will obtain for the benefit of the Co-Issuers from any purchaser of the Series 2022-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs;

8.    it is not a Competitor;

9.    either (i) it is neither a Plan (including, without limitation, an entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the entity or otherwise) nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its acquisition, holding and disposition of this Note (or any interest herein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code;

10.    in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any Similar Law; and

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11.    it is:

☐ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) and a properly completed and signed Internal Revenue Service (“IRS”) Form W-9 (or applicable successor form) is attached hereto; or

☐ (check if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code and a properly completed and signed IRS Form W-8 (or applicable successor form) is attached hereto.

The Transferee understands that the Co-Issuers, the Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents to such reliance and authorization.

[Name of Transferee]

By:
Name:
Title:

Dated:             ,

Taxpayer Identification Number:	Address for Notices:

Wire Instructions for Payments:

Bank:

Address:

Bank ABA #:	Tel:

Account No.:	Fax:

FAO:	Attn.:

Attention:

Registered Name (if Nominee):

cc:	Applebee’s Funding LLC

IHOP Funding LLC

450 North Brand Blvd., 7th Floor

Glendale, CA 91203-4415

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EXHIBIT C

[FORM OF QUARTERLY NOTEHOLDERS’ REPORT]

C-1

EXHIBIT D

FORM OF MANDATORY/VOLUNTARY DECREASE

APPLEBEE’S FUNDING LLC and

IHOP FUNDING LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR NOTES, CLASS A-1

TO: Citibank, N.A., as Trustee

CC: COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

Greetings:

Reference is made to (a) that certain Series 2022-1 Class A-1 Note Purchase Agreement, dated as of August 12, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2022-1 Class A-1 Note Purchase Agreement”), by and among APPLEBEE’S FUNDING LLC, a limited liability company formed under the laws of the State of Delaware, and IHOP FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, together, as the “Co-Issuers”), the Guarantors, DINE BRANDS GLOBAL, INC. (the “Manager”), the Conduit Investors, the Committed Note Purchasers for each Investor Group, the Funding Agents and Coöperatieve Rabobank U.A., New York Branch, as L/C Provider, Swingline Lender and Administrative Agent thereunder, pursuant to which the Series 2022-1 Class A-1 Noteholders have agreed to purchase the Series 2022-1 Class A-1 Notes from the Co-Issuers, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time and (b) that certain Series 2022-1 Supplement, dated as of August 12, 2022 (the “Series 2022-1 Supplement”) to the to the Amended and Restated Base Indenture, dated as of June 5, 2019 (as may be further amended, amended and restated, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”), by and among the Co-Issuers and CITIBANK, N.A., as Trustee and as Securities Intermediary. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under or as provided in the Series 2022-1 Class A-1 Note Purchase Agreement or the Series 2022-1 Supplement, as applicable.

Pursuant to Section 2.2[(a)][(b)] of the Series 2022-1 Supplement and Section [                    ] of the Series 2022-1 Class A-1 Note Purchase Agreement, the undersigned hereby gives the Trustee and the Administrative Agent notice of a [Mandatory][Voluntary] Decrease and directs that the following amounts be paid on [                     ] [(the “Mandatory Decrease Date”)][(the “Voluntary Decrease Date”)].

Principal: $

Interest: $

Breakage Amount (if any): $

In furtherance of the above, the Trustee is hereby directed to transfer such amounts from the Collection Account to the Series 2022-1 Class A-1 Distribution Account not later than 12:00 p.m. (New York City time) on the [Mandatory][Voluntary] Decrease Date and to distribute such amounts to [                    ] at account number [                    ].

For the avoidance of doubt, this repayment is a repayment and is not a permanent reduction in the Series 2022-1 Class A-1 Notes Maximum Principal Amount.

The undersigned has executed and delivered this payment direction on the      day of         ,     .

DINE BRANDS GLOBAL, INC, as Manager on behalf of the Co-Issuers

By:
Name:
Title:

EXHIBIT E

FORM OF CONFIRMATION OF REGISTRATION OF UNCERTIFICATED NOTES

Date: [                    ]

[Name of Holder]

[Address of Holder]

Re:	Applebee’s Funding LLC and IHOP Funding LLC $325,000,000 Series 2022-1 Variable Funding Senior Notes, Class A-1 (the “Series 2022-1 Class A-1 Notes”)

Reference is hereby made to (i) the Amended and Restated Base Indenture, dated as of June 5, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, is herein called the “Base Indenture”), among Applebee’s Funding LLC and IHOP Funding LLC (collectively, the “Co-Issuers”) and Citibank, N.A., as the trustee (in such capacity, the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as the securities intermediary thereunder, and (ii) the Series 2022-1 Supplement to the Base Indenture, dated as of August 12, 2022 (such Series 2022-1 Supplement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee and Citibank, N.A., as the series 2022-1 securities intermediary thereunder. The Base Indenture and the Series 2022-1 Supplement are referred to herein collectively as the “Indenture”. Capitalized terms used and not otherwise defined herein shall have the meanings set forth or incorporated by reference in the Indenture.

Pursuant to Section 4.1(f) of the Series 2022-1 Supplement, the undersigned hereby confirms that the Note Registrar has registered the aggregate principal amount of the Subclass of the Series 2022-1 Class A-1 Notes specified below, in the name specified below, in the Note Register. This Confirmation of Registration is provided for informational purposes only; ownership of each Uncertificated Series 2022-1 Class A-1 Note shall be determined conclusively by the Note Register. To the extent of any conflict between this Confirmation of Registration and the Note Register, the Note Register shall control. This is not a security certificate or evidence of ownership.

Uncertificated Series 2022-1 Class A-1 Note

Note: [Advance Note][Swingline Note][L/C Note]

Maximum Principal Amount: U.S. $[        ]

Registered Name: [                    ]

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E-1

CITIBANK, N.A., as Trustee and Note Registrar

By:
Name:
Title:

E-2